Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
Nationwide Mutual Funds:

In planning and performing our audits of the financial statements of
Nationwide Large Cap Value Fund, Nationwide U.S. Small Cap Value
Fund, Nationwide International Value Fund, Nationwide Short Duration
Bond Fund, Nationwide Bond Fund, Nationwide Government Bond Fund,
Nationwide Enhanced Income Fund, Nationwide Fund, Nationwide
Growth Fund, Nationwide Money Market Fund, Nationwide S&P 500
Index Fund, Nationwide Small Cap Index Fund, Nationwide International
Index Fund, Nationwide Mid Cap Market Index Fund, Nationwide Bond
Index Fund, Nationwide Investor Destinations Aggressive Fund,
Nationwide Investor Destinations Moderately Aggressive Fund,
Nationwide Investor Destinations Moderate Fund, Nationwide Investor
Destinations Moderately Conservative Fund, Nationwide Investor
Destinations Conservative Fund, Nationwide Destination 2010 Fund,
Nationwide Destination 2015 Fund, Nationwide Destination 2020 Fund,
Nationwide Destination 2025 Fund, Nationwide Destination 2030 Fund,
Nationwide Destination 2035 Fund, Nationwide Destination 2040 Fund,
Nationwide Destination 2045 Fund, Nationwide Destination 2050 Fund
and Nationwide Retirement Income Fund (constituting Nationwide Mutual
Funds, hereafter referred to as the "Funds") as of and for the year ended
October 31, 2010, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the
Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

Management of the Funds is responsible for establishing and
maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in
conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2010.

This report is intended solely for the information and use of management and the Board of Directors of Nationwide Mutual Funds
and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
December 23, 2010